KeyCorp Morgan Stanley U.S. Financials Conference June 11, 2025 Ken Gavrity Head of the Commercial Bank

Commercial Banking: Relevance to Total KeyCorp

Total Revenue

2024(1)


~$2Bn
Commercial Payments & Middle Market

Total Average Deposits

2024


~$58Bn
Commercial Deposits
Significant source of primacy to the bank

Growth & Returns

~17-20%

Avg ROE across our Middle Market business(2)

~10%

Commercial Payments Revenue CAGR over last 5 years

Commercial Bank Organization

Middle Market

27 Markets ➔ Strong coverage across top Middle Market MSAs

~4.6K customers ➔ **98%** of deposits attached to an operating account

94% have at least 1 non-lending product with Key

Commercial Payments

National Footprint ➔ **~8.3K** Commercial Clients

95% of deposits attached to an operating account

~1/3 of new Commercial clients are payments led w/ no credit extended(3)

Product, Digital, Onboarding, and Servicing

All together in one organization, built around the customer

(1) Total Key revenue excludes 2024 securities repositioning loss of $1.8 billion; (2) FY2022 - FY2024; (3) FY2024

2

A Purpose-Built Platform for Middle Market Clients 3 A multi-decade journey to create a platform tailored to the needs of Middle Market clients… …with significant opportunity given our <5% market penetration 1998 2014 2022 2023 Acquisition of McDonald Investments Build out of Middle Market Investment Banking practice Integrated Servicing Model To create teams focused on end-to-end client journeys Combined Middle Market and Payments businesses To create one team to serve the customers’ primary needs 2017 Elevation of Commercial Payments business Teams, platforms, industry focus, fintech strategy E xp e rtis e H o li s ti c C a p ab ili tie s Service 200K+ U.S. Middle Market Businesses

A Clear Value Proposition that Resonates

Our targeted, full-service platform is delivered seamlessly through a unique relationship-based approach

Capabilities	KeyBank	Boutiques	Regional Banks	Trillionaire Banks
Scaled Holistic Platform (Commercial Payments, Capital Markets, and Wealth)	✓			✓
Industry Expertise	✓	✓		✓
Middle Market Focus	✓	✓	✓	
Integrated Delivery Model	✓			

Client Impact (Average Tenure of ~15 years)

60-Year Client Relationship

Supply chain solutions manufacturer and distributor with 175+ locations in 10+ countries

Key's Solutions

Core Treasury | Lending | FX
Merchant | Capital Markets

New Client Relationship

Electric power systems solutions provider

Key's Solutions

Core Treasury | Lending | FX
Merchant | Embedded Banking

4

Holistic Payments Platform with Growth Tailwinds

Delivering one of the broadest platforms of banking and software-based capabilities in the market

Full Suite of Commercial Payments Capabilities

TRADITIONAL CAPABILITIES	EMERGING CAPABILITIES
Core Treasury	Embedded Banking
Liquidity	Automation
Card & Merchant	Virtual Ledgering
Foreign Exchange	

Supported by Deep Industry Vertical Expertise

Deeply Embedded in the Fintech Ecosystem

~15
Fintech Partnerships

7
VC Investments

Meaningful Growth Trends

325%
Growth in API Clients[1]

71%
Growth in Embedded Banking Clients[1]

Meaningful Growth Opportunities



Core Treasury
TM Fees / Commercial Deposits (bps)(2)
60
71
Top Quartile
Merchant
Spend Volume / Total Deposits(3)
16%
21%
Peer Top Quartile
Card & Automation
Volume / Commercial Deposits(4)
6%
10%
Peer Top Quartile
Embedded Banking Industry Growth(5)
$32Bn
$62Bn
2024
2030F

(1) Dec 2023 – Mar 2025; (2) Source: 2024 BCG Middle Market Benchmarking Report; (3) Source: Nilson 2024; Peer group is TFC, PNC, MTB, top quartile excludes USB; (4) Source: Nilson 2024; commercial card volume includes purchase card, fleet volume, and corporate card, top quartile excludes USB and ZION; (5) Source: The Ayden and BCG Embedded Finance Report

5

Commercial Banking: Then and Now ~$13 ~$18 2019 2024 81% ~89% 2019 2024 ~4.2 ~4.6 2019 2024 ~$800MM >$1.0Bn 2019 2024 Revenue(1) Deposits (Bn) % Operating Deposits Clients (Thousands) +24% +38% ~800bps +8% 6 (1) Excludes the allocated impact of securities portfolio and swaps; (2) “Add’tl Gross Fees” consists of Fee Equivalent Revenue (FER) generated through treasury management products and services compensated by deposits clients retain on balance sheet; (3) “Net Revenue” consists of Deposit Service Charges, Cards & Payments Revenue, and Corporate Services Revenue driven by Foreign Exchange and Trade Finance service products Middle Market Commercial Payments ~$36 ~$58 2019 2024 2019 2024 2019 2024 Fees (MM) Deposits (Bn) Merchant Fees Fee Equivalent Revenue +60% +85% +58% ~$290 ~$360 ~$60 ~$210 2019 2024 +61% Net Revenue(3) Add’tl Gross Fees(2)

Investing in Strategic Areas to Scale the Business Continuing to Build Our Brand of Expertise and Service 7 Progress: Recent expansion into Chicago and Southern California Progress: 77% of total Commercial deposits are operating deposits Progress: ~25% growth in business- focused risk team(1) • Attractive banker-friendly model • Market expansions bolstered by great talent and opportunity • Growing our own talent Growing Bankers • Persistent investment across our payments platforms • Leveraging more automation to drive efficiency • Scaling embedded banking • Deeper risk expertise in strategic focus areas • Increasing portfolio management efficiency and capacity capabilities • Elevated focus on portfolio optimization Continuing Our Primacy Focus Elevating Risk Management (1) Jan 2024 – Mar 2025

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, KeyCorp’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “seek,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “contemplate,” “explore,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible,” “potential,” “strategy,” “opportunities,” or “trends,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are based on assumptions that involve risks and uncertainties, which are subject to change based on various important factors (some of which are beyond KeyCorp’s control.) Actual results may differ materially from current projections. Actual outcomes may differ materially from those expressed or implied as a result of the factors described under “Forward-looking Statements” and “Risk Factors” in KeyCorp’s Annual Report on Form 10-K for the year ended December 31, 2024 and in other filings of KeyCorp with the Securities and Exchange Commission (the “SEC”). Such forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events. For additional information regarding KeyCorp, please refer to our SEC filings available at www.key.com/ir. Certain returns, yields, performance ratios, or quarterly growth rates are presented on an “annualized” basis. This is done for analytical and decision-making purposes to better discern underlying performance trends when compared to full-year or year-over-year amounts. Income from tax-exempt earning assets is increased by an amount equivalent to the taxes that would have been paid if this income had been taxable at the federal statutory rate. This adjustment puts all earning assets, most notably tax-exempt municipal securities, and certain lease assets, on a common basis that facilitates comparison of results to results of peers. Forward-looking Statements and Additional Information 8